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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the prospectus constituting a part of this Amendment on Form S-3 to Registration Statement on Form SB-2 (No. 333-83385) of Global Capital Partners, Inc. of our report dated June 29, 1999 relating to the consolidated financial statements of Global Capital Partners, Inc. and Subsidiaries, which report appears on page 40 of the Global Capital Partners, Inc. Annual Report on Form 10-KSB for the year ended March 31, 1999 and of our report dated December 3, 1999 relating to the financial statements of the JB Sutton Group, LLC, which report appears on page 6 of Amendment No. 1 to the Global Capital Partners, Inc. Current Report on Form 8-K filed as of February 7, 2000.

We also consent to the reference to us under the heading "Experts" in the prospectus.

                                    /s/ SPICER, JEFFRIES & CO.

Denver, Colorado
March 31, 2000